UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2018

Samson Oil & Gas Limited

(Exact name of registrant as specified in its charter)

Australia	001-33578	N/A
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

Level 16, AMP Building, 140 St Georges Terrace Perth, Western Australia 6000
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  +61 8 9220 9830

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01           Other Events

As previously reported, on February 9, 2018, the registrant Samson Oil & Gas Limited, and its wholly owned subsidiaries Samson Oil and Gas USA, Inc. and Samson Oil and Gas Montana, Inc. (collectively, the “Company”), and its principal lender, Mutual of Omaha Bank (the “Bank”) entered into an agreement (the “Agreement”) by which the Bank agreed to forbear from the exercise of any of its rights and remedies under the Company’s credit facility and related loan documents notwithstanding breaches by the Company of certain covenants in the Agreement.

By an Amendment to the Agreement dated March 28, 2018 (the “First Amendment”), the time periods for which the Bank agreed to forbear from the exercise of any of its rights and remedies under the Company’s credit facility and related loan documents (the “Forbearance Period”) were extended subject to the Company meeting additional conditions, including an increase in the fee payable to the Bank for such forbearance (the “Forbearance Fee”).

On May 18, 2018, the Company and the Bank entered into a Second Amendment of the Agreement (the “Second Amendment”), which further increased the Forbearance Fee to $238,697 and, subject to certain conditions, extended the Forbearance Period until June 30, 2018 (the “Forbearance Termination Date”). Those conditions included the Company’s receipt of the proceeds of a $1,000,000 subordinated loan on or before May 21, 2018, and its entry into a definitive purchase and sale agreement for the sale of substantially all of its assets prior to May 29, 2018, with the closing of such transaction to occur by June 28, 2018. The Second Amendment also eliminated the Company’s option to extend the Forbearance Period by entering into a commitment with a third-party to refinance the Company’s obligations to the Bank.

Because the Company did not receive a $1,000,000 loan by May 21, 2018 as required by the Second Amendment, the Agreement, as amended by the First Amendment and the Second Amendment, no longer provides any forbearance or similar relief to the Company. The Bank has been informed that the Company did not obtain the loan. The Company continues to explore all reasonable means to raise the funds necessary to repay the Bank in full, including but not limited to discussions with various potential buyers aimed at a sale of all or substantially all of its assets. There is no assurance, however, that the Company’s efforts will be successful or that the Bank will not elect to exercise some or all of its remedies for the Company’s breach under the January 27, 2014 Credit Agreement between the Company and the Bank for the loan facility, as it has been amended from time to time, before the Company’s efforts reach fruition.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2018

Samson Oil & Gas Limited

	By:	/s/ Terence M. Barr
Terence M. Barr, CEO & Managing Director